[SASMF Letterhead]

Ladies and Gentlemen:

            We have acted as special counsel to Advantage Advisers Multi-Sector Fund I, a business trust formed under the Delaware Business Trust Act (the "Trust"), in connection with the initial public offering by the Trust of up to 16,000,000 shares (the "Shares") of the Trust's shares of beneficial interest, par value $0.001 per share (the "Shares").

            This opinion is being furnished in accordance with the requirements of Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N-8A, dated August 17, 2001 as filed with the Securities and Exchange Commission (the "Commission") on August 20, 2001,
(ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-67926 and 811-10473), as filed with the Commission on August 20, 2001, and as amended by Pre-Effective Amendment No. 1 filed on November 30, 2001 and Pre-Effective Amendment No. 2 proposed to be filed on or about January 15, 2002 under the 1933 Act (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (iii) the form of the Distribution Agreement (the "Distribution Agreement") proposed to be entered into between the Trust, as issuer, and CIBC World Markets Corp. as distributor (the "Distributor"), filed as an exhibit to the Registration Statement; (iv) a form of Master Selling and Servicing Agreements (the "Selling and Servicing Agreements") proposed to be entered into among the Distributor and other parties thereto, in the form filed as an exhibit to the Registration Statement; (v) the Certificate of Trust and Agreement and Declaration of Trust of the Trust, as amended and restated to date and currently in effect (the "Declaration of Trust"); (vi) the By-Laws of the Trust, as currently in effect; and (vii) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, its trustees and officers, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

            Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Business Trust Act.

            Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Distribution Agreement and Selling and Servicing Agreements have been duly executed and delivered; (iii) the names and addresses of the shareholders of the Trust and the number of Shares held by them respectively have been duly recorded in the books and records of the Trust in accordance with the Declaration of Trust; and (iv) the Shares have been delivered to and paid for by the purchasers thereof at a price per share not less than the per share par value of the Shares, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                                 Very truly yours,